Exhibit 5.1

November 21, 2019

InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B14402

Cambridge, MA 02139

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Corporation”), in connection with (i) the Corporation’s Registration Statement on Form S-3 (File No. 333-234353) (the “Base Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on October 28, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to an aggregate of $20,000,000 of (a) common stock, $0.00001 par value per share (“Common Stock”), (b) warrants (“Warrants”) to purchase Common Stock or Units (as defined hereinafter), and (c) units of the Corporation (“Units”) comprised of Common Stock and Warrants, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”); and (ii) the prospectus supplement, dated November 20, 2019 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the issuance and sale by the Corporation pursuant to the Registration Statement of up to 7,000,000 shares of Common Stock (the “Shares”). The Prospectus covers the sale, from time to time on a best efforts basis, of the Shares, which is be governed by a Placement Agency Agreement (the “Agreement”) between the Corporation and H.C. Wainwright & Co., LLC, as placement agent.

In connection therewith, we have examined the following documents: (a) the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on April 2, 2003, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Corporation, dated as of March 29, 2016; (c) the resolutions adopted by the Corporation’s board of directors (the “Board of Directors”) authorizing the filing of the Base Registration Statement and the Prospectus with the Commission, among other items; (d) the Base Registration Statement and Prospectus and the exhibits thereto; and (e) the Agreement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

InVivo Therapeutics Holdings Corp.

November 21, 2019

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinion expressed below is based on the assumption that the Base Registration Statement has been filed by the Corporation with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of the Base Registration Statement before acquiring such Shares. We further assume that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued, and, upon the issuance of the Shares, the total number of shares of common stock of the Corporation issued and outstanding, after giving effect to such issuance of such Shares,, will not exceed either the total number of shares of common stock that the Corporation is then authorized to issue under its Articles, as amended as of the date of such issuance.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.               With respect to the Shares, when, as and if (a) the Board of Directors or any duly appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Shares and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Common Stock; (b) certificates representing the shares of the Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (c) the Corporation receives consideration per share of the Shares in such amount as may be determined by the Board of Directors or any duly appointed pricing committee, the issuance and sale of Shares will have been duly authorized, and such Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP